UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2020

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Receivable Purchase Agreement

On November 12, 2020, Elixir Insurance Company (the “Seller”), a wholly-owned indirect subsidiary of Rite Aid Corporation (the “Company”), entered into a receivable purchase agreement (the “Receivable Purchase Agreement”) with Part D Receivable Trust 2020-1 (Series B) (the “Series B Purchaser”), a Delaware statutory trust beneficially owned, directly or indirectly, by Bank of America, N.A.

Pursuant to the terms and conditions set forth in the Receivable Purchase Agreement, Series B Purchaser purchased from Seller all of Seller’s right, title and interest in the outstanding amount, as of September 30, 2020, of the 2020 Medicare Part D final reconciliation payment which is anticipated to be paid by the Centers for Medicare & Medicaid Services, an agency within the U.S. Department of Health and Human Services (“CMS”), to Seller on or about November 1, 2021 (the “Receivable”). As of September 30, 2020, the outstanding amount of the Receivable was $464 million. The Receivable is to be paid by CMS pursuant to a contract, last signature dated as of September 19, 2019, by and between CMS and Seller (the “Contract”). On the closing date, the Company realized net cash proceeds of $412.8 million, which it intends to use to repay borrowings under its revolving credit facility (without a reduction in commitment). Under certain circumstances, as set forth in the Receivable Purchase Agreement, Seller has a right to a purchase price adjustment of up to $32.0 million (the “Deferred Purchase Price”) payable thirty (30) days following remittance to Series B Purchaser of the final payment made by CMS in respect of the Receivable. The book value of the Receivable of $464.0 million less the sum of the Deferred Purchase Price of $32.0 million and the net cash proceeds of $412.8 million resulted in a non-operating loss of $19.2 million that the Company recognized on the sale of the Receivable, which is equivalent to approximately 4.1% of the book value of the Receivable.

The parties to the Receivable Purchase Agreement have each made customary representations and warranties. Seller agreed to various covenants and agreements, including, among others, Seller’s agreement to perform in all material respects all terms, covenants and other provisions required to be performed by it under the Contract and to service the Receivable. The Receivable Purchase Agreement contains specified repurchase rights that would require Seller to repurchase the Receivable upon Series B Purchaser’s request if certain events occur in respect of the Receivable prior to the termination of the Receivable Purchase Agreement.

Indemnity Agreement

On November 12, 2020, to induce Series B Purchaser to enter the Receivable Purchase Agreement, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Series B Purchaser. Pursuant to the terms set forth in the Indemnity Agreement, the Company has agreed to indemnify, reimburse and hold Series B Purchaser harmless from certain liabilities and expenses actually suffered or incurred by Series B Purchaser resulting from the occurrence of certain events in respect of the Receivable, as specified therein. The Company’s liability under the Indemnity Agreement is capped at Seller’s liability under the Receivable Purchase Agreement plus certain costs and expenses.

The foregoing description of the Receivable Purchase Agreement, the Indemnity Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Receivable Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the Indemnity Agreement, a copy of which is filed as Exhibit 2.2 hereto, each of which is incorporated herein by reference. It is not intended to provide any factual information about the Company, Seller or their respective subsidiaries and affiliates. Each of the Receivable Purchase Agreement and the Indemnity Agreement contains representations and warranties by the contracting parties, which were made only for purposes of those agreements and as of specified dates. The representations, warranties and covenants in each of the Receivable Purchase Agreement and the Indemnity Agreement were made solely for the benefit of the contracting parties; are subject to limitations agreed upon by the contracting parties; may have been made for the purposes of allocating contractual risk between the contracting parties instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Receivable Purchase Agreement and the Indemnity Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

Deferred Purchase Price

On November 13, 2020, in connection with the receivable purchase agreement, dated as of February 19, 2020, by and between Seller (formerly known as Envision Insurance Company) and Part D Receivable Trust 2020-1 (Series A) (“Series A Purchaser”), Series A Purchaser paid the Deferred Purchase Price thereunder, in the amount of $26.7 million, to Seller. Upon payment of the Deferred Purchase Price, the obligations of Series A Purchaser and Seller under the agreement were fully satisfied and the agreement terminated in accordance with its terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Receivable Purchase Agreement, dated as of November 12, 2020, by and between Seller and Series B Purchaser.

2.2	Indemnity Agreement, dated as of November 12, 2020, by and between the Company and Series B Purchaser (included as Exhibit B to Exhibit 2.1).

104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain information has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted information to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 16, 2020	By:	/s/ Matthew C. Schroeder
	Name:	Matthew C. Schroeder
	Title:	Executive Vice President and Chief Financial Officer